KKR REAL ESTATE FINANCE TRUST INC. REPORTS
SECOND QUARTER 2021 FINANCIAL RESULTS

New York, NY, July 26, 2021 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today reported its financial results for the quarter ended June 30, 2021.

Reported net income attributable to common stockholders of $29.3 million, or $0.52 per diluted share of common stock, for the three months ended June 30, 2021, compared to $29.2 million, or $0.52 per diluted share of common stock, for the three months ended March 31, 2021.

Reported Distributable Earnings of $30.4 million, or $0.54 per diluted share of common stock, for the three months ended June 30, 2021, compared to $30.4 million, or $0.55 per diluted share of common stock, for the three months ended March 31, 2021.

Second Quarter 2021 Highlights

•Originated eight senior loans totaling $967.1 million, with a weighted average appraised loan-to-value ratio (“LTV”)(1) and coupon of 64% and L+3.6%, respectively. Received loan repayments of $271.0 million.
•Issued 6,900,000 shares of 6.5% Series A Cumulative Redeemable Preferred Stock, at a liquidation price of $25.00 per share, and received net proceeds of $167.1 million.
•$633.5 million liquidity position, including $119.2 million of cash, $335.0 million of undrawn capacity on the corporate revolving credit facility (“Revolver”), and $138.8 million of available borrowings based on existing collateral.
•Current loan portfolio:
•A record $5.6 billion funded portfolio that is 97.9% performing with a weighted average risk rating of 3.1.
•Multifamily and office loans comprise 83% of the portfolio, while hospitality and retail loans comprise 6%.
•99.9% floating-rate with a weighted average LTV of 67%.
•Earnings benefited from portfolio performance and in-place rate floors, as approximately 57% of the portfolio is subject to a LIBOR floor of at least 1.0% with a weighted average floor of 1.34%.
•Book value per share of common stock was $18.91 as of June 30, 2021, inclusive of Current Expected Credit Losses (CECL) allowance of $58.6 million, or ($1.05) per common share.
•In July 2021, priced a $1.30 billion managed CLO. The CLO is expected to close on or around August 16, 2021 and will provide KREF with match-term financing on a non-mark-to-market and non-recourse basis, and features a two-year reinvestment period with an 84.25% advance rate at a weighted average cost of capital of L+1.30%, before transaction costs.

Matt Salem, Chief Executive Officer of KREF, said: “KREF delivered another strong quarter with $967 million of senior loan originations and dividend coverage of 1.3x on distributable earnings. The pipeline remains robust with an additional $850 million of loans under exclusivity or closed since quarter end. Recent capital markets activity including our inaugural perpetual preferred stock issuance at a fixed-for-life cost of 6.5% positions KREF well to meet the needs of our institutional client base.”

Patrick Mattson, President and Chief Operating Officer of KREF, added: “KREF enhanced its best in class non-mark-to-market financing with the July pricing of our second managed CRE CLO. KREF’s brand, high quality loan portfolio and track record as a CRE CLO manager generated significant institutional demand enabling us to upsize the offering to $1.3 billion and price at market leading levels.”

(1)LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value.

Portfolio Performance

Collected 97.3% of interest payments due on loan portfolio for the three months ended June 30, 2021. As of June 30, 2021, the average risk rating of the Company's portfolio was 3.1 (Average Risk), weighted by outstanding principal amount, consistent with that as of March 31, 2021. As of June 30, 2021, 90.4% of the Company's loans was risk-rated 3 or better.

Second Quarter 2021 Investment Activity

Loan Originations

The Company committed capital and funded to the following floating-rate loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Committed Principal Amount	Initial Principal Funded	Interest Rate (A)	Maturity Date(B)	LTV
Senior Loan, Irving, TX	Multifamily	April 2021	$117,600	$105,000	L + 3.3%	May 2026	70%
Senior Loan, Phoenix, AZ	Single Family Rental	April 2021	72,105	10,127	L + 4.8	May 2026	50
Senior Loan, Boston, MA	Office	April 2021	166,150	105,900	L + 3.6	May 2026	57
Senior Loan, Mesa, AZ	Industrial	May 2021	77,828	24,428	L + 3.2	May 2026	55
Senior Loan, Fontana, CA	Industrial	May 2021	119,925	42,153	L + 4.6	June 2026	64
Senior Loan, Pittsburgh, PA	Student Housing	June 2021	112,500	112,500	L + 2.9	June 2026	74
Senior Loan, Denver, CO	Multifamily	June 2021	88,500	88,500	L + 3.0	July 2026	77
Senior Loan, Various(C)	Industrial	June 2021	212,500	453	L + 5.4	July 2026	76
Total/ Weighted Average(D)			$967,108	$489,061	L + 3.6%		64%

(A)    Floating rate based on one-month USD LIBOR. The weighted average coupon is 3.5%, based on outstanding principal and inclusive of in-place LIBOR floors, as of June 30, 2021.
(B)    Maturity date assumes all extension options are exercised, if applicable.
(C)    Total whole loan facility is $425.0 million, co-originated and co-funded by KREF and a KKR affiliate. KREF's interest was 50% of the facility or $212.5 million. The facility is comprised of individual cross-collateralized whole loans. As of June 30, 2021, there was one underlying senior loan in the facility with a commitment of $10.4 million and outstanding principal of $0.5 million.
(D)    Weighted average interest rate and LTV are based on committed principal amount of underlying loans.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s portfolio as of June 30, 2021 ($ in millions):

Investment	Committed Principal Amount(A)	Outstanding Principal Amount(A)	Amortized Cost(A)(B)	Carrying Value(A)(C)	Max Remaining Term (Years)(D)(E)	Weighted Average LTV(D)
Senior Loans	$6,425.0	$5,521.7	$5,497.8	$5,440.8	3.2	67%
Non-Senior Loans(F)	60.6	60.6	55.2	54.2	4.1	n.a.
CMBS B-Pieces(G)	40.0	35.7	35.7	33.5	8.0	58
Total/Weighted Average	$6,525.6	$5,618.0	$5,588.7	$5,528.5	3.2	67%

(A)    Senior loans include senior mortgages and similar credit quality investments, including junior participations in the Company's originated senior loans for which it has syndicated the senior participations and retained the junior participations for its portfolio and excludes vertical loan syndications.
(B)    Amortized cost represents the outstanding face amount of loan, net of applicable unamortized discounts, loan origination fees and write-offs.
(C)    Carrying value represents the amortized cost of loan, net of applicable allowance for credit losses. Carrying value for CMBS B-Pieces, held through an equity method investment, is measured at fair value.
(D)    Weighted by outstanding principal amount for the Company's senior, mezzanine and real estate corporate loans and by net equity for its CMBS B-Piece investments through an aggregator vehicle. Weighted average LTV does not include (i) one fully funded corporate loan to a multifamily operator with an outstanding principal amount of $38.1 million and (ii) two non-performing 5-rated loans on non-accrual status; with a total outstanding principal of $115.1 million as of June 30, 2021.
(E)    Max remaining term (years) assumes all extension options are exercised, if applicable.
(F)    Includes two fully funded mezzanine loans with an aggregate outstanding principal amount of $22.5 million and one fully funded corporate loan to a multifamily operator with an outstanding principal amount of $38.1 million as of June 30, 2021.
(G)    Represents an equity method investment in RECOP I, an aggregator vehicle that invests in CMBS B-Pieces.

Non-GAAP Financial Measures

Reconciliation of Distributable Earnings to Net Income Attributable to Common Stockholders

The table below reconciles Distributable Earnings and related diluted per share amounts to net income attributable to common stockholders and related diluted per share amounts, respectively, for the three months ended June 30, 2021 and March 31, 2021 and the three months ended June 30, 2021 and 2020, respectively ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share(B)	Three Months Ended	Per Diluted Share(B)
	June 30, 2021		March 31, 2021
Net Income (Loss) Attributable to Common Stockholders	$29,264	$0.52	$29,184	$0.52
Adjustments
Non-cash equity compensation expense	1,994	0.04	1,994	0.04
Unrealized (gains) or losses(A)	(364)	(0.01)	708	0.01
Provision for (reversal of) credit losses, net	(559)	(0.01)	(1,588)	(0.03)
Non-cash convertible notes discount amortization	90	—	89	—
Distributable Earnings	$30,425	$0.54	$30,387	$0.55
Weighted average number of shares of common stock outstanding, diluted	55,907,086		55,731,061
(A)    Includes ($0.2) million and $0.7 million non-cash redemption value adjustment of our Special Non-Voting Preferred Stock for the three months ended June 30, 2021 and March 31, 2021, respectively.
(B)    Numbers presented may not foot due to rounding.

	Three Months Ended	Per Diluted Share(B)	Three Months Ended	Per Diluted Share(B)
	June 30, 2021		June 30, 2020
Net Income (Loss) Attributable to Common Stockholders	$29,264	$0.52	$28,590	$0.52
Adjustments
Non-cash equity compensation expense	1,994	0.04	1,374	0.02
Unrealized (gains) or losses(A)	(364)	(0.01)	973	0.01
Provision for (reversal of) credit losses, net	(559)	(0.01)	(1,366)	(0.02)
Mezzanine loan write-off	—	—	(4,650)	(0.08)
Non-cash convertible notes discount amortization	90	—	90	—
Distributable Earnings	$30,425	$0.54	$25,011	$0.45
Weighted average number of shares of common stock outstanding, diluted	55,907,086		55,504,077
(A)    Includes ($0.2) million and $0.2 million non-cash redemption value adjustment of our Special Non-Voting Preferred Stock, and ($0.1) million and $0.8 million of unrealized mark-to-market adjustment to our RECOP I's underlying CMBS investments for the three months ended June 30, 2021 and 2020, respectively.
(B)    Numbers presented may not foot due to rounding.

Book Value

The Company’s book value per share of common stock was $18.91 as of June 30, 2021, as compared to book value per share of common stock of $18.89 as of March 31, 2021.

Book value per share as of June 30, 2021 includes the impact of CECL allowance of $58.6 million, or ($1.05) per common share, and is net of $6.2 million, or ($0.11) per common share, Series A Cumulative Redeemable Preferred Stock offering costs. See Note 2 — Summary of Significant Accounting Policies, to the Company's condensed consolidated financial statements included in the Form 10-Q for the period ended June 30, 2021 for detailed discussion of allowance for credit losses.

In addition, book value per share includes the impact of a ($0.2) million, or $0.00 per common share, non-cash redemption value adjustment to the redeemable Special Non-Voting Preferred Stock (“SNVPS”) for the three months ended June 30, 2021, resulting in a cumulative (since issuance of the SNVPS) decrease of $2.3 million, or ($0.04) per common share to the book value (“SNVPS Cumulative Impact”) as of June 30, 2021.

Effective October 1, 2021, our call right becomes exercisable and allows us to redeem the SNVPS at the Call Amount, as defined. Upon redemption of the SNVPS, the Company's book value will increase as a result of a one-time gain, thus substantially eliminating the SNVPS Cumulative Impact on the book value. See Note 10 — Equity, to the Company's condensed consolidated financial statements included in the Form 10-Q for the period ended June 30, 2021 for detailed discussion of the SNVPS.

Subsequent Events

The following events occurred subsequent to June 30, 2021:

Investing Activities

The Company originated the following senior loans:

Description/ Location	Property Type	Month Originated	Committed Principal Amount	Initial Principal Funded	Interest Rate (A)	Maturity Date(B)	LTV
Senior Loan, Mountain View, CA(C)	Office	July 2021	$250,000	$181,571	L + 3.3%	August 2026	73%
Senior Loan, Brisbane, CA	Life Science	July 2021	95,000	84,875	L + 3.0	August 2026	71
Total/ Weighted Average			$345,000	$266,446	L + 3.2%		72%

(A)    Floating rate based on one-month USD LIBOR.
(B)    Maturity date assumes all extension options are exercised, if applicable.
(C)    The total whole loan is $362.8 million, co-originated and co-funded by the Company and a KKR affiliate. The Company's interest is 69% of the loan.

Financing Activities

In July 2021, KREF priced a $1.30 billion managed CLO expected to close on or around August 16, 2021, subject to customary closing conditions (“KREF 2021-FL2”). KREF 2021-FL2 will provide KREF with match-term financing on a non-mark-to market and non-recourse basis, and features a two-year reinvestment period with an 84.25% advance rate at a weighted average running cost of capital of LIBOR plus 1.30%, before transaction costs.

KREF borrowed $288.5 million under its secured financing agreements. In addition, KREF paid down $59.3 million of financing under the CLO.

Corporate Activities

Dividends

In July 2021, the Company paid $23.9 million in dividends on its common stock, or $0.43 per share, with respect to the second quarter of 2021, to stockholders of record on June 30, 2021.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Tuesday, July 27, 2021 at 9:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2021 earnings teleconference call should dial from the U.S., (844) 784-1730, or from outside the U.S., +1 (412) 380-7410, shortly before 9:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10157426.

Webcast:

The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.

Supplemental Information

The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter ended June 30, 2021 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires transitional senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. Inc., a leading global alternative investment firm with 45-year history of leadership, innovation and investment excellence and $367.5 billion of assets under management as of March 31, 2021.

Additional information can be found on the Company’s website at www.kkrreit.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of COVID-19 on the Company's business, financial performance and operating results. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the severity and duration of the COVID-19 pandemic; potential risks and uncertainties relating to the ultimate geographic spread of COVID-19; actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact; the potential negative impacts of COVID-19 on the global economy and the impacts of COVID-19 on the Company’s financial condition and business operations; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; difficulty or delays in redeploying the proceeds from repayments of existing investments; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; deterioration in the performance of the properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; acts of God such as hurricanes, earthquakes and other natural disasters, pandemics such as COVID-19, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; difficulty in obtaining financing or raising capital; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; defaults by borrowers in paying debt service on outstanding indebtedness; the availability of qualified personnel and the Company’s relationship with its manager, KKR Real Estate Finance Manager LLC; subsidiaries of KKR & Co. Inc. control the Company and KKR's interests may conflict with those of the Company’s stockholders in the future; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform; adverse legislative or regulatory developments; the Company’s qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and its exclusion from registration under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and authoritative accounting principles generally accepted in the United States of America ("GAAP") or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board (the "FASB"), the Securities and Exchange Commission (the "SEC"), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I-Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Jack Switala
Tel: +1-888-806-7781 (U.S.) / +1-212-763-9048 (Outside U.S.)
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Cara Major or Miles Radcliffe-Trenner
Tel: +1-212-750-8300
media@kkr.com

Definitions:

“Loan-to-value ratio”: Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For the CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

“Distributable Earnings”: Distributable Earnings, a measure that is not prepared in accordance with GAAP, is a key indicator of its ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company’s believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Distributable Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$119,172	$110,832
Commercial mortgage loans, held-for-investment	5,308,500	4,844,534
Less: Allowance for credit losses	(58,011)	(59,801)
Commercial mortgage loans, held-for-investment, net	5,250,489	4,784,733
Equity method investments	33,773	33,651
Accrued interest receivable	15,752	15,412
Other assets(A)	104,153	20,984
Total Assets	$5,523,339	$4,965,612

Liabilities and Equity
Liabilities
Secured financing agreements, net	$2,996,564	$2,574,747
Collateralized loan obligation, net	767,000	810,000
Secured term loan, net	287,418	288,028
Convertible notes, net	141,152	140,465
Loan participations sold, net	66,242	66,232
Dividends payable	24,348	24,287
Accrued interest payable	5,432	5,381
Due to affiliates	5,117	6,243
Accounts payable, accrued expenses and other liabilities(B)	3,255	4,823
Total Liabilities	4,296,528	3,920,206

Commitments and Contingencies	—	—

Temporary Equity
Redeemable preferred stock	2,316	1,852

Permanent Equity
Preferred Stock, 50,000,000 shares authorized
Preferred stock, $0.01 par value (1 share issued and outstanding as of June 30, 2021 and December 31, 2020)	—	—
Series A cumulative redeemable preferred stock, $0.01 par value (6,900,000 and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; liquidation preference of $25.00 per share)	69	—
Common stock, $0.01 par value, 300,000,000 authorized (59,537,806 and 59,519,754 shares issued; 55,637,480 and 55,619,428 shares outstanding as of June 30, 2021 and December 31, 2020, respectively)	556	556
Additional paid-in capital	1,339,959	1,169,695
Accumulated deficit	(55,090)	(65,698)
Repurchased stock (3,900,326 shares repurchased as of June 30, 2021 and December 31, 2020)	(60,999)	(60,999)
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,224,495	1,043,554
Total Permanent Equity	1,224,495	1,043,554
Total Liabilities and Equity	$5,523,339	$4,965,612
(A)     Includes $99.8 million of loan repayment proceeds held by the servicer, including $59.3 million receivable by the CLO and $40.5 million receivable by KREF, as of June 30, 2021. Includes $15.9 million of loan repayment proceeds held by the servicer and receivable by KREF as of December 31, 2020.
(B)     Includes $0.5 million and $0.9 million of expected loss reserve for unfunded loan commitments as of June 30, 2021 and December 31, 2020, respectively.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Interest Income
Interest income	$67,149	$64,766	$67,219	$131,915	$138,298
Interest expense	26,958	27,383	30,563	54,341	69,645
Total net interest income	40,191	37,383	36,656	77,574	68,653

Other Income
Income (loss) from equity method investments	1,256	1,090	297	2,346	(1,604)
Other income	100	66	196	166	556
Total other income (loss)	1,356	1,156	493	2,512	(1,048)

Operating Expenses
General and administrative	3,688	3,505	4,046	7,193	7,813
Provision for (reversal of) credit losses, net	(559)	(1,588)	(1,366)	(2,147)	53,908
Management fees to affiliate	4,835	4,290	4,218	9,125	8,517
Incentive compensation to affiliate	2,403	2,192	1,249	4,595	2,855
Total operating expenses	10,367	8,399	8,147	18,766	73,093

Income (Loss) Before Income Taxes, Preferred Dividends and Redemption Value Adjustment	31,180	30,140	29,002	61,320	(5,488)
Income tax expense	103	48	77	151	159
Net Income (Loss)	31,077	30,092	28,925	61,169	(5,647)
Preferred stock dividends and redemption value adjustment	1,813	908	335	2,721	927
Net Income (Loss) Attributable to Common Stockholders	$29,264	$29,184	$28,590	$58,448	$(6,574)

Net Income (Loss) Per Share of Common Stock
Basic	$0.53	$0.52	$0.52	$1.05	$(0.12)
Diluted	$0.52	$0.52	$0.52	$1.05	$(0.12)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	55,632,322	55,619,428	55,491,937	55,625,911	56,419,332
Diluted	55,907,086	55,731,061	55,504,077	55,819,110	56,419,332

Dividends Declared per Share of Common Stock	$0.43	$0.43	$0.43	$0.86	$0.86